Exhibit 5.1

Opinion of Phillips Lytle LLP

as to Legality of Securities Being Registered

Sovran Self Storage, Inc. Sovran Acquisition Limited Partnership 6467 Main Street Williamsville, NY 14221-5890	June 13, 2016

Ladies and Gentlemen:

We are acting as counsel to Sovran Self Storage, Inc., a Maryland corporation (the “Company”), and Sovran Acquisition Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company and the Operating Partnership on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Registration Statement relates to the proposed public offering of (A) the following securities by the Company (collectively the “Company Securities”): (i) common stock, par value $0.01 per share (the “Common Shares”), (ii) preferred stock , par value $0.01 per share (the “Preferred Shares”), (iii) warrants to purchase Common Shares, and/or Preferred Shares, (iv) units consisting of combinations of any of the foregoing and (v) guarantees; and (B) debt securities by the Operating Partnership (the “Debt Securities”, and collectively with the Company Securities, the “Securities”), all of which may be offered and sold from time to time on a delayed or continuous basis as set forth in the prospectus which forms part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

Sovran Self Storage, Inc.	June 13, 2016
Sovran Acquisition Limited Partnership

As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied upon. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. With respect to matters of Maryland law, we have relied upon the opinion of Venable LLP of Baltimore, Maryland.

For purposes of this opinion letter, we have assumed that (i) one or more prospectus supplements will be prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (ii) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”), consistent with the procedures and terms described in the Registration Statement, the prospectus and any applicable prospectus supplement and in accordance with the Company’s charter and bylaws and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (iii) the issuance, sale, amount and terms of any Debt Securities of the Operating Partnership to be offered from time to time will have been duly authorized and established by proper action of the general partner of the Operating Partnership (“Partnership Action”), consistent with the procedures and terms described in the Registration Statement, the prospectus and any applicable prospectus supplement and in accordance with the Operating Partnership and its general partner’s charter documents and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Operating Partnership or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities, (iv) that all Securities will be issued and sold in compliance with applicable federal and state securities laws; (v) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have become effective

Sovran Self Storage, Inc.	June 13, 2016
Sovran Acquisition Limited Partnership

under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (vi) any Debt Securities will be issued pursuant to an indenture with a qualified trustee named therein; (vii) the applicable indenture under which any Debt Securities are issued will have been qualified under the Trust Indenture Act of 1939, as amended; (viii) prior to any issuance of any Preferred Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation; (ix) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent; (x) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent; (xi) the Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable Board Action and/or Partnership Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xii) the Securities will not be issued in violation of the ownership limit contained in the Company’s charter and with respect to the Common Shares or the Preferred Shares offered and issued, there will be sufficient Common Shares or the Preferred Shares authorized under the Company’s charter and not otherwise reserved for issuance; (xiii) the Company will remain a Maryland corporation and (xv) the Operating Partnership will remain a Delaware limited partnership.

To the extent that the obligations of the Company or the Operating Partnership with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the applicable indenture for any Debt Securities, under the warrant agreement for any Warrants, and under the unit agreement for any Units, namely, the applicable trustee, the warrant agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, or unit agreement, as applicable; that such indenture, warrant agreement, or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to

Sovran Self Storage, Inc.	June 13, 2016
Sovran Acquisition Limited Partnership

performance of its obligations under such indenture, warrant agreement, or unit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, or unit agreement, as applicable.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Common Shares (including any Common Shares that are duly issued upon the exchange or conversion of Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

(b) The Preferred Shares (including any Preferred Shares that are duly issued upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

(c) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.

(d) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying Warrants that are components of such Units in accordance with the applicable unit agreement, and/or warrant agreement (in the case of underlying Warrants), and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

Sovran Self Storage, Inc.	June 13, 2016
Sovran Acquisition Limited Partnership

(e) The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Operating Partnership and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Operating Partnership in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Operating Partnership.

(f) The Guarantees, upon due execution and delivery of Guarantees on behalf of the Company pursuant to the an indenture and any supplemental indenture relating to Debt Securities, will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs (c), (d), (e) and (f) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Phillips Lytle LLP

Phillips Lytle LLP